SEC 873 (03/2003) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

OMB APPROVAL

OMB Number: 3235-0060
Expires: August 31, 2012
Estimated average burden
hours per response..............5.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2009

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Frances X. Frei as a Director
Effective December 8, 2009, Frances X. Frei, the UPS Foundation Professor of Service Management in Harvard Business School’s Technology and Operations Management Department, was elected to the Board of Directors of Advance Auto Parts, Inc. (the “Company”).  Ms. Frei is also the Co-Founder of Concire Leadership Institute, LLC, a provider of customized learning and advisory services to help individuals and organizations achieve exceptional performance.  Ms. Frei, age 46, has served in her current role at the Harvard Business School since July 2009.  Previously Ms. Frei served at the Harvard Business School as Associate Professor from July 2003 to July 2009 and as Assistant Professor from July 1998 to July 2003.

The Board has determined that Ms. Frei is an independent director within the meaning of the listing standards of the New York Stock Exchange because she has no material relationship with the Company or its subsidiaries and she satisfies the “bright line independence” criteria set forth in Section 303A.02(b) of the NYSE’s listing standards.  The Board has also appointed Ms. Frei to the Board’s Nominating and Corporate Governance Committee.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: December 14, 2009	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President, Chief Financial Officer and Assistant Secretary

* Print name and title of the signing officer under his signature.